UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 14, 2009

PFGI CAPITAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	1-8019-01	04-3659419
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 East Ninth Street, Cleveland, Ohio	44114-3484
(Address of Principal Executive Offices)	(Zip Code)

1-800-622-4204

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 14, 2009, at a regular meeting of the Board of Directors of PFGI Capital Corporation, Doris M. Malinowski resigned from the Board of Directors and as Chief Financial Officer and Treasurer of PFGI. Thomas Richlovsky also resigned from the Board of Directors and as President of PFGI. Both resignations are effective November 17, 2009.

At the same meeting, the Board appointed Kevin R. Glass and Nathan Herring to serve as directors of PFGI until the next annual meeting and until their successors are duly elected and qualified. Both Mr. Glass and Mr. Herring are employees of The PNC Financial Services Group, Inc. (“PNC”). Additionally, the Board appointed Mr. Glass to serve as Chief Financial Officer and Treasurer and Randall C. King to serve as President of PFGI until the next annual meeting and until their successors are duly elected and qualified. Mr. King is currently a director of PFGI and is also an employee of PNC. Such appointments are effective on November 17, 2009.

Item 8.01.	Other Events

The October 14, 2009 news release announced PFGI Capital Corporation’s confirmation of the cash payment on the Series A Preferred and Series B Preferred Stock.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits:

Exhibit No.	Exhibit Description

99.1	News release issued by PFGI Capital Corporation dated October 14, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PFGI Capital Corporation
(Registrant)

Dated: October 16, 2009	By	/S/ DORIS M. MALINOWSKI
Doris M. Malinowski
Chief Financial Officer and Treasurer